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[PRICEWATERHOUSECOOPERS PWC LOGO]                                   EXHIBIT 23.1

                                                PRICEWATERHOUSECOOPERS
                                                ACCOUNTANTS N.V.
                                                Prins Bernhardplein 200
                                                1097 JB Amsterdam
                                                P.O. Box 94200
                                                1090 GE Amsterdam
                                                The Netherlands
                                                Telephone +31 (20) 568 66 66
                                                Facsimile +31 (20) 568 68 88
                                                Direct phone +31 (0) 20 568 4764
                                                Direct fax +31 (0) 20 568 4295
                                                www.pwc.com/nl

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-90694, 333-87374, 333-57168, 333-45900,
333-25869, 33-73130, 33-80799,33-73120, 333-63167, 33-74402, 333-75674, and
333-108663) and Form S-3 (Nos. 333-41207, 333-21025, 333-10423, 333-30460,
333-71236 and 333-108048) of SPSS Inc. of our report dated April 17, 2003, relating to the consolidated financial statements of Data Distilleries B.V. for the years ended December 31, 2002 and 2001, except for Note 17 and 18 of those consolidated financial statements for which the date of our report is December 17, 2003, which appears in the Current Report on Form 8K/A of SPSS Inc. dated January 19, 2004.

PricewaterhouseCoopers Accountants N.V.

Amsterdam, the Netherlands
January 15, 2004




















































PricewaterhouseCoopers is the trade name of amongst others the following companies: PricewaterhouseCoopers Accountants N.V. (registered with the Trade Register under number 34180285), PricewaterhouseCoopers Belastingadviseurs N.V. (registered with the Trade Register under number 34180284), PricewaterhouseCoopers Corporate Finance & Recovery N.V. (registered with the Trade Register under number 34180287) and PricewaterhouseCoopers B.V. (registered with the Trade Register under number 34180289). The services rendered by these companies are governed by General Terms & Conditions, which include provisions regarding our liability. Purchases by PricewaterhouseCoopers are governed by general purchase conditions ("Algemene Inkoopvoorwaarden"). Both General Terms & Conditions are filed with the Amsterdam Chamber of Commerce and can also be viewed at www.pwc.com/nl.